EXHIBIT 99.1

Accelerize New Media, Inc. (OTC-BB: ACLZ) Appoints Online Advertising Executive Thomas Gabriele as Chief Operating Officer

Former Fox Interactive and Experian Executive to Focus on Overseeing the Company’s Rapid Growth within the $26 Billion Online Advertising Industry

LOS ANGELES, CA – January 10, 2011 – Accelerize New Media, Inc. (OTC-BB: ACLZ), a multifaceted Internet marketing and consumer acquisition company focused on the development of performance-based marketing programs and software solutions for blue-chip financial, media and retail brands, today announced the appointment of Thomas Gabriele as Chief Operating Officer. Mr. Gabriele will take ownership of daily operations and instill the expertise and leadership required to manage and build upon the company’s rapid growth.

“I am thrilled to have Tom join our executive leadership team, where we will benefit from his experience, proven track record and passion for innovation,” said Brian Ross, Chief Executive Officer of Accelerize New Media, Inc. “The industry is quickly realizing the tremendous value that our software solution provides, and with Tom overseeing the operations, we are well-positioned to take market share within the $1.6 billion performance-based marketing industry.”

While serving as Vice President of Corporate and Strategic Development at Fox Interactive Media and Director of Mergers and Acquisitions at Experian Interactive, Mr. Gabriele oversaw more than $1 billion in combined deal flow, and developed new and existing corporate partnerships with local reseller agencies, data providers and technology platforms.

"I’ve learned so much during my time at Fox Interactive, and I have enjoyed working with the people there. However, I could not pass up the opportunity to join this extraordinary team at Accelerize and transform this company into a global industry leader,” said Thomas Gabriele, Chief Operating Officer of Accelerize New Media, Inc.

Before joining the company, Mr. Gabriele was Vice President of Corporate and Strategic Development of News Digital Media / Fox Audience Network (FAN) / Fox Interactive Media (FIM) since 2007. Between 2005 and 2007, Mr. Gabriele served as Director of Mergers and Acquisitions of Experian Interactive. Before that, he worked in banking for Silicon Valley Bank. Mr. Gabriele graduated in 2002 with a Masters degree in Business Administration from the University of Chicago, Graduate School of Business, and he holds a Bachelor degree in Astrophysics and Molecular Cell Biology from the University of California, Berkeley since 1996.

For more information about Accelerize New Media, Inc.'s performance-based marketing platform, please visit our corporate website: http://www.accelerizenewmedia.com.

About Accelerize New Media, Inc.

Accelerize New Media, Inc. (OTC.BB:ACLZ - News) is a multifaceted Internet marketing and customer acquisition company focused on the development of performance-based marketing programs and software solutions for blue-chip financial, media and retail brands. The company is structured around three distinct lines of business -- Online Publishing, Lead Generation and Software-as-a-Service (SaaS) -- that generate revenue from online advertising, lead generation, performance-based marketing services and software licensing. Through its flagship website, SECFilings.com, and its extensive portfolio of approximately 6,000 web domains, Accelerize New Media is one of the leading providers of online lead generation and performance-based marketing services. In 2010, the company launched its Internet software division, which created an advanced patent-pending affiliate marketing and lead generation platform. For more information please visit www.accelerizenewmedia.com.

Use of Forward-looking Statements

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, when we say, the industry is quickly realizing the tremendous value that our software solution provides, and with Tom overseeing the operations, we are well-positioned to take market share within the $1.6 billion performance-based marketing industry or, when we say, however, I could not pass up the opportunity to join this extraordinary team at Accelerize and transform this company into a global industry leader, we are using forward-looking statements. These forward-looking statements are based on the current expectations of the management of Accelerize New Media only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products and services; unforeseen market and technological difficulties may develop with our products and services; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Accelerize New Media to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Accelerize New Media undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Accelerize New Media, reference is made to Accelerize New Media's reports filed from time to time with the Securities and Exchange Commission.

Contact Information

Brian Ross
Chief Executive Officer
Accelerize New Media, Inc.
brian@accelerize.com